UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 3, 2024 (June 28, 2024)

AGAPE ATP CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	001-41835	36-4838886
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1705 – 1708, Level 17, Tower 2, Faber Towers, Jalan Desa Bahagia,

Taman Desa, Kuala Lumpur, Malaysia 58100

(Address of principal executive offices) (Zip Code)

+(60) 192230099

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ATPC	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 28, 2024, Agape ATP Corporation (the “Company”) held its 2024 Annual Meeting of Stockholders.

All matters voted on at the Annual Meeting were approved. Abstention and broker non-votes were counted for the purposes of determining quorum, but were not counted as votes. The voting results were as follows  :

PROPOSAL #1 – BY A RESOLUTION OF MEMBERS, TO APPROVE THE RE-APPOINTMENT OF FIVE DIRECTORS, HOW KOK CHOONG, WILFRENDO FERNANDO CORTIZO, RAMESH RUBIN LOUIS, VONG JOHN HING, CHEE CHIN AIK, EACH TO SERVE A TERM EXPIRING AT THE NEXT ANNUAL MEETING OF STOCKHOLDERS OR UNTIL THEIR SUCCESSORS ARE DULY ELECTED AND QUALIFIED

Directors	Votes For	% of votes cast	Withheld Votes	% of votes cast	Abstentions	Broker Non-Votes	Uncast
How Kok Choong	42,928,995	99.68	130,529	0.30	5,219	26,280,630	7,621,339
Wilfrendo Fernando Cortizo	41,608,149	96.62	951,375	2.21	505,219	26,280,630	7,621,339
Ramesh Ruben Louis	41,625,736	96.66	908,788	2.11	530,219	26,280,630	7,621,339
Vong John Hing	42,148,486	97.87	911,038	2.12	5,219	26,280,630	7,621,339
Chee Chin Aik	41,623,432	96.65	911,092	2.12	530,219	26,280,630	7,621,339

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGAPE ATP CORPORATION

Date: July 3, 2024	By:	/s/ How Kok Choong
	Name:	How Kok Choong
	Title:	Chief Executive Officer, President, Director, Secretary and Treasurer (Principal Executive Officer)

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